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                          EXHIBIT 10.48
                         PROMISSORY NOTE


$3,500,000.00                                 August 23, 1995


       USF&G/LEGG MASON REALTY PARTNERS LIMITED PARTNERSHIP, a Maryland limited partnership (together with its successors and assigns, the "Borrower"), for value received, hereby promises to pay to the order of USF&G Realty Partners, a Maryland corporation, its successors, assigns and endorsees (collectively, the "Lender"), on or before September 1, 1997, as herein provided and subject to the provisions of Section 3, the principal sum of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00), or so much thereof which the Lender has advanced to the Borrower and which remains unpaid (the
"Outstanding Principal Balance"), and to pay interest on the Outstanding Principal Balance from the date hereof until the Outstanding Principal Balance is paid in full at the annual rate of nine percent (9.0%) (the "Agreed Rate"). Interest shall be calculated on the basis of twelve (12) 30-day months with any partial month computed on the basis of a 360-day year.

       The Borrower acknowledges that (i) the Outstanding Principal Balance will be advanced on the terms and conditions set forth in the Construction Loan Agreement dated as of this date by and between the Borrower, as borrower, and the Lender, as lender (the "Loan Agreement"); (ii) this Note is issued, and the Outstanding Principal Balance will be advanced as provided by,
Section 5.2B(iv) of the Limited Partnership Agreement and Amended Certificate of Limited Partnership of the Borrower dated as of June 16, 1988, as amended by the Amendment to the Borrower's Limited Partnership Agreement and Amended Certificate of Limited Partnership dated as of October 4, 1994 (together, as further amended from time to time, the "Partnership Agreement"); and
(iii) all amounts recovered by or on behalf of the Borrower from third parties in connection with the causes of the Repairs (as defined in the Loan Agreement), including but not limited to (A) amounts recovered in the proceeding captioned USF&G/Legg Mason Realty Partners Limited Partnership v. Cambridge Development/St. Andrews Partners, Ltd., et al., Case No. 94-5189 (Cir. Ct. for Orange County, Fla. filed June 23, 1994), (B) any settlement thereof, or (C) any insurance proceeds received in connection with the Repairs (collectively, the "Recovered Funds"), shall be applied to the payment of any outstanding costs of the Repairs or to payments of interest at the Agreed Rate and curtailments of the Outstanding Principal Balance, as further provided by Section 3(b).

       Principal and interest shall be payable at address of the Lender set forth in Section 7, or at such other address as the Lender may designate by Notice (defined in Section 7) to the Borrower, in lawful money of the United States of America, in the following manner:

          (a) Subject to the other provisions of this Section 3, beginning on September 1, 1995 and continuing on the first day of each calendar month until the Outstanding Principal Balance is paid in full, the Borrower shall pay to the Lender monthly installments of interest at the Agreed Rate, in arrears, with a prorated payment of interest for any initial or final partial calendar month. The Lender shall apply all amounts received first to accrued and unpaid interest on the Outstanding Principal Balance, then second to the Outstanding Principal Balance;

          (b) The Borrower shall, in the amounts of all (i) Borrower's cash, after payment of Operating Cash Expenses (as defined in the Partnership Agreement) and funding of the Reserves (as defined in the Partnership Agreement) (such amount is called "Net Operating Income"), (ii) Recovered Funds, and (iii) Sale or Refinancing Proceeds (as defined in the Partnership Agreement) received by the Borrower, first pay any outstanding costs of the Repairs promptly upon receipt of such amounts, then second pay interest at the Agreed Rate and curtailments of the Outstanding Principal Balance when due as provided by Section 3(a);

          (c) To the extent that (i) Net Operating Income; (ii) Recovered Funds; and (iii) Sale or Refinancing Proceeds available to the Borrower are insufficient to pay the full amount of any installment of interest at the Agreed Rate due and payable for the corresponding calendar month as provided by Section 3(a), the amount of such deficiency shall be accrued but shall not be added to the Outstanding Principal Balance;

          (d) The Borrower shall be entitled to a grace period of fifteen (15) days in which to cure any failure to make a payment of interest or principal when required by this Note. If such payment is not received or any other default hereunder not cured before the expiration of such 15-day grace period, the Lender may, at its option, declare the Outstanding Principal Balance, together with all accrued and unpaid interest thereon, to be immediately due and payable and to accelerate the Maturity Date of this Note;

          (e) The Outstanding Principal Balance and all accrued and unpaid interest thereon, if not sooner paid, shall be due and payable on the date which is the earliest to occur of (i) the date of closing of a sale, transfer or refinancing of all or any part of the Real Property (as defined in the Loan Agreement),
(ii) acceleration, as provided by Section 3(d), (iii) prepayment in full by the Borrower, as provided by Section 3(f), or (iv) September 1, 1997 (such earliest date is called the "Maturity Date");

          (f)  The Borrower may prepay the Outstanding Principal
Balance in full or in part at any time before the Maturity Date without penalty; and

          (g) The obligation of the Borrower to make interest and principal payments as provided by this Note (i) shall be limited to the extent of available (A) Net Operating Income, (B) Recovered Funds, and (C) Sale or Refinancing Proceeds; (ii) shall be subordinate to the obligation of the Borrower to make payments of debt service and escrowed funds to unrelated creditors of the Borrower; but (iii) shall have priority over the distribution of Distributable Cash Flow (as defined in the Partnership Agreement) and Sale or Refinancing Proceeds to partners of the Borrower.

          (h) The Borrower covenants and warrants to the Lender that the Borrower shall (i) not make or permit such distributions of Distributable Cash Flow or Sale or Refinancing Proceeds to be made to partners of the Borrower until the Outstanding Principal Balance and all accrued and unpaid interest thereon have been paid in full; and (ii) hold in reserve all Net Operating Income and Recovered Funds exclusively to pay first any outstanding costs of the Repairs, then second to pay amounts of interest and principal as provided by this Note. The partners of the Borrower shall have no obligations or liabilities under this Note.

       Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceeding, or this Note be placed in the hands of attorneys for collection after any default hereunder, the Borrower agrees to pay, in addition to the Outstanding Principal Balance and all accrued and unpaid interest thereon, all actual costs of collecting or attempting to collect this Note, including the actual fees and expenses of the Lender's counsel (including those incurred in connection with any appeal).

       The Borrower expressly waives presentment, protest and demand, notice of protest, demand, intention to accelerate the maturity of this Note, dishonor and nonpayment of this Note, and all other notices of any kind, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Borrower and endorsers hereof.

       If any provision (or any part of any provision) contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

       All notices, demands, elections, deliveries and other communications between the Borrower and the Lender required or desired to be given in connection with this Note ("Notices"), to be effective hereunder, shall be in writing and shall be deemed to be given and received when (a) delivered personally; or (b) deposited with the United States Postal Service as certified mail, return receipt requested, with postage prepaid and addressed as follows:

     If to the Borrower,

          USF&G/Legg Mason Realty Partners Limited
          Partnership
          c/o USF&G Real Estate Division
          100 Light Street
            Tenth Floor
          Baltimore, Maryland  21202
          Attention: Charles R. Werhane, General
          Manager

     with a copy to

          Legg Mason Realty Partners, Inc.
          Legg Mason Towers
          111 South Calvert Street
          Baltimore, Maryland  21203
          Attention: Richard J. Himelfarb

     And if to the Lender,

          USF&G Realty Partners, Inc.
          c/o USF&G Real Estate Division
          100 Light Street
            Tenth Floor
          Baltimore, Maryland  21202
          Attention: Charles R. Werhane, General
          Manager

Either the Borrower or the Lender may from time to time designate another address for the receipt of future Notices by a Notice given as provided in this Section 7 to the other party at the address set forth in, or as last provided by such other party in accordance with, this Section 7.

       Time is of the essence of this Note.

       This Note shall be governed by, construed and enforced in accordance with the laws of the State of Maryland.

       No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any such excess interest is so provided for, or adjudicated to be so provided for in this Note, the Borrower shall not be obligated to pay such interest in excess of the amount permitted by law, the right to demand the payment of any such excess shall be and is hereby waived, and this provision shall control any other provision of this Note, the Mortgage, or the other Loan Documents.

       The Borrower acknowledges and agrees that this Note does not provide for interest rates and other finance charges and fees in excess of the amounts charged by unrelated banks on comparable loans for the same purpose, in the same locality of the Premises, as provided by Section 5.2B (iv) of the Partnership Agreement.

     IN WITNESS WHEREOF, the Borrower has caused this Promissory
Note to be duly executed and delivered under seal this 23rd day of August, 1995, effective as of the date first written above.


WITNESS:                      USF&G/LEGG MASON REALTY PARTNERS
                              LIMITED PARTNERSHIP, a Maryland
                              limited partnership, Borrower

                              By:  USF&G Realty Partners, Inc., a
                                   Maryland corporation, general
                                   partner



NICHOLAS F. MCCOY                  By:  CHARLES R. WERHANE



                                   Its: Vice President

                              By:  Legg Mason Realty Partners,
                                   Inc., a Maryland corporation,
                                   general partner



                                   By:  RICHARD J. HIMELFARB




                                   Its: President